EXHIBIT 23(b)
                                                                  -------------



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Unigraphics Solutions Inc. 1998 Incentive Plan of our report dated February 28, 1998 (except for Note 2, as to which the date is March 2, 1998) with respect to the statements of assets sold and revenues and direct expenses of Intergraph Corporation's Solid Edge and Engineering Modeling Systems Software Product Lines included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-48261) and related Prospectus of Unigraphics Solutions Inc.


                                                /s/ Ernst & Young LLP

Birmingham, Alabama
June 23, 1998